LIMITED POWER OF ATTORNEY

	Know all men by these presents, that I,
Charles A. Sullivan, the undersigned, of 2120 W. 117th St. (address), City of Leawood, County of Johnson, State of KS, hereby make, constitute and appoint Gary L. Smith, or in the alternative,Mary J. Schroeder, each of The Andersons, Inc., 480 W. Dussel Drive, Maumee, Ohio, 43537 my true and lawful limited attorney-in-fact for me and in my name, place and stead giving severally unto said Gary L. Smith and Mary J. Schroeder full power to execute and to file with the Securities and Exchange Commission ("SEC") as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, in connection with my beneficial ownership of equity securities of The Andersons, Inc. for the calendar years 2002 and 2003.

        The rights, powers, and authority of each limited attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof; and such rights, powers, and authority shall remain in full force and effect thereafter through and including January 7, 2004.


	IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this ___19__ day of _September___, __2002_____.



_Charles Sullivan____________
						Name

STATE OF
Missouri

COUNTY OF Jackson

On this __19th_____ day
of _September_____, ____2002______, before me a notary public in and for said state, personally appeared _Charles A. Sullivan_, to me personally known, who being duly sworn,acknowledged that he/she had executed the foregoing instrument for purposes therein mentioned and set forth.



                                                __Dorothy J.
Schreiber______
						Notary Public





_07-25-06______________
						My Commission Expires